Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 26, 2026 by and among KARMAN HOLDINGS INC., a Delaware corporation (“Borrower”), the other Loan Parties party hereto, the Sixth Amendment Incremental Term Lenders (as defined below) and CITIBANK, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the existing Lenders party thereto prior to the effectiveness of this Amendment, and Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2025 (as amended by the First Amendment to Credit Agreement, dated as of May 27, 2025 (the “First Amendment”), the Second Amendment to Credit Agreement, dated as of October 24, 2025 (the “Second Amendment”), the Third Amendment to Credit Agreement, dated as of February 2, 2026 (the “Third Amendment”), the Fourth Amendment to Credit Agreement, dated as of March 9, 2026 (the “Fourth Amendment”), the Fifth Amendment to Credit Agreement, dated as of August 3, 2026 (the “Fifth Amendment”) and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Sixth Amendment Effective Date (as defined below), the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrower has requested an Incremental Term Loan in an aggregate principal amount equal to $100,000,000 (the “Sixth Amendment Incremental Term Loans”) in accordance with Section 2.14 of the Credit Agreement;

WHEREAS, subject to the terms and conditions set forth herein, the Sixth Amendment Incremental Term Lenders (as defined below) have agreed on the terms and conditions set forth herein, to provide the Sixth Amendment Incremental Term Loans to the Borrower;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

SECTION 2. Sixth Amendment Incremental Term Loans; Amendments.

(a) Subject to the satisfaction of the conditions set forth herein, each Person listed on Schedule A attached hereto as a “Sixth Amendment Incremental Term Lender” (each such Person, a “Sixth Amendment Incremental Term Lender”, and collectively, the “Sixth Amendment Incremental Term Lenders”) severally (and not jointly) agrees, effective as of the Sixth Amendment Effective Date, to make in Dollars a Sixth Amendment Incremental Term Loan to the Borrower in an amount set forth opposite such Sixth Amendment Term Lender’s name on such Schedule A under the heading “Sixth Amendment Incremental Term Loan Commitments” (the “Sixth Amendment Incremental Term Loan Commitments”). The Sixth Amendment Incremental Term Loans shall be made in a single borrowing on the Sixth Amendment Effective Date. Amounts borrowed under this Section 2(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepay Incremental Amount to the extent provided by Section 2.14 of the Amended Credit Agreement).

(b) From and after the Sixth Amendment Effective Date, (i) the terms of the Sixth Amendment Incremental Term Loans shall be the same as the terms of the Initial Term Loans and Term Loans outstanding immediately prior to giving effect to this Amendment, (ii) [reserved], (iii) each Sixth Amendment Incremental Term Lender shall be a “Lender” and a “Term Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents, (iv) the Sixth Amendment Incremental Term Loans shall be “Loans”, “Initial Term Loans” (other than for purposes of Section 2.01(a) of the Credit Agreement) and “Term Loans”, (v) the Sixth Amendment Incremental Term Loan Commitments shall be “Commitments”, “Term Commitments”, and “Incremental Term Loan Commitments”, in each case, for all purposes under the Amended Credit Agreement and the other Loan Documents and shall have the terms set forth in the Amended Credit Agreement and (vi) the Sixth Amendment Incremental Term Loans and the Term Loans funded under the Credit Agreement prior to the Sixth Amendment Effective Date shall collectively constitute one and the same tranche and Class of Term Loans under the Amended Credit Agreement, and shall be fungible for U.S. federal income tax purposes and assigned the same CUSIP.

(c) This Amendment is an amendment to incur additional Indebtedness as described in Section 2.14(a) of the Credit Agreement and shall constitute an “Incremental Amendment” for all purposes under the Amended Credit Agreement and the other Loan Documents.

(d) The proceeds of the Sixth Amendment Incremental Term Loans shall be used to for general corporate purposes not prohibited under the Amended Credit Agreement (including, without limitation, Permitted Investments and to pay fees, costs and expenses in connection therewith) and for the payment of any fees, commissions and expenses associated therewith.

(e) The parties hereto hereby agree that, notwithstanding anything in the Credit Agreement to the contrary, (i) the Sixth Amendment Incremental Term Loans shall, initially, be SOFR Loans with an initial Interest Period commencing on the Sixth Amendment Effective Date and ending on September 30, 2026 and (ii) the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the Sixth Amendment Incremental Term Loans are included in the same Class as the Term Loans funded under the Credit Agreement prior to the Sixth Amendment Effective Date and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

(f) The parties hereto hereby agree to amend the Credit Agreement as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“Sixth Amendment Effective Date” has the meaning set forth in Section 3 of the Sixth Amendment to Credit Agreement, dated as of August 26, 2026, by and among the Borrower, Lenders party thereto and the Administrative Agent, which date is August 26, 2026.

(ii) Section 2.07(a) of the Credit Agreement is hereby amended by replacing the schedule set forth therein with the following:

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date for the Initial Term Loans starting with the fiscal quarter ending on September 30, 2026	0.25% of the aggregate principal amount of the aggregate initial principal amount of the Initial Term Loans on the Sixth Amendment Effective Date

Maturity Date for the Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Term Loans

SECTION 3. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions (the time at which all such conditions are so satisfied (or waived) is referred to herein as the “Sixth Amendment Effective Date”):

(a) No Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement shall exist and be continuing immediately after giving effect to this Amendment;

(b) the Administrative Agent shall have received from each party hereto a counterpart of this Amendment signed on behalf of the Borrower, the Administrative Agent and each Sixth Amendment Incremental Term Lender (which, in each case, may be .pdf copies or delivered by other electronic method);

(c) the Administrative Agent shall have received a Committed Loan Notice relating to the Sixth Amendment Incremental Term Loans;

(d) the Administrative Agent shall have received such customary documents and certifications (including certificates of incorporation and bylaws, certificate of resolutions, board minutes or other action, and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Amendment and the other Loan Documents and (B) that the Loan Parties are duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing;

(e) the Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Borrower (after giving effect to this Amendment and the borrowing of the Sixth Amendment Incremental Term Loans) substantially in the form attached as Exhibit H to the Credit Agreement;

(f) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in Sections 3(a) and 3(h) of this Amendment;

(g) the Administrative Agent shall have received an opinion from (x) Willkie Farr & Gallagher LLP, as New York counsel to the Loan Parties, (y) Stoel Rives LLP, as Washington counsel to Systima Technologies, Inc. and Karman Space & Defense Arlington, Inc. and (z) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as Pennsylvania counsel to Karman Space & Defense Philadelphia, LLC and Mississippi counsel to Karman Space & Defense Gulfport, LLC, in each case, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent;

(h) subject to the provisions in Section 1.02(i) of the Credit Agreement, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(i) The Administrative Agent shall have received a funding direction letter with an attached funds flow memorandum executed by the Borrower, dated as of the Sixth Amendment Effective Date; and

(j) to the extent a reasonably detailed invoice therefor has been received by the Borrower at least three (3) Business Days prior to the Sixth Amendment Effective Date (or such later date as the Borrower may agree), the Administrative Agent shall have been reimbursed by or on behalf of the Borrower for all documented out-of-pocket expenses incurred by it in connection with this Amendment in accordance with and subject to the terms of Section 10.04 of the Credit Agreement.

(k) The Sixth Amendment Incremental Term Loan Lenders shall have received all customary documentation and other information with respect to the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case that has been reasonably requested by such Sixth Amendment Incremental Term Loan Lenders at least three (3) Business Days prior to the Sixth Amendment Effective Date and (ii) to the extent requested by such Incremental Term Loan Lenders at least three (3) Business Days prior to the Sixth Amendment Effective Date, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall have delivered a Beneficial Ownership Certification in relation to such Loan Party.

SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Sixth Amendment Incremental Term Lender that, as of the Sixth Amendment Effective Date:

(a) Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (e) is in compliance with all Laws; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Amended Credit Agreement), (i) any Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority applicable to such Person or its property is subject, except to the extent that such breach, contravention or creation of such Lien would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Subject to the Legal Reservations, this Amendment constitutes, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6. Reference to and Limited Effect on the Credit Agreement and the Other Loan Documents. On and after the Sixth Amendment Effective Date, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and (B) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders under, the Credit Agreement or any of the other Loan Documents.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Reaffirmation of the Loan Parties. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and each other Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Amended Credit Agreement, this Amendment, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that any existing security interests and other Liens granted by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to any other Loan Document in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the other Loan Documents.

SECTION 9. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 10. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

SECTION 11. Captions. Captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

SECTION 12. Post-Closing Covenant. Within fourteen (14) days after the Sixth Amendment Effective Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent, an opinion from (x) Willkie Farr & Gallagher LLP, as New York counsel to Karman Space & Defense Orange County, LLC (“Karman Orange County”), and (y) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as Pennsylvania counsel to Karman Space & Defense Philadelphia, LLC (“Karman Philadelphia”) and Mississippi counsel to Karman Space & Defense Gulfport, LLC (“Karman Gulfport”, together with Karman Orange County and Karman Philadelphia, collectively, the “Specified Loan Parties”), in each case, relating to the perfection of the security interest granted by the Specified Loan Parties in favor of the Administrative Agent, for the benefit of the Lenders, to secure the Obligations, following the filing of UCC-3 amendment financing statements in connection with certain name changes of the Specified Loan Parties, addressed to the Administrative Agent and each Lender party to the Amended Credit Agreement as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.

[Remainder of Page Left Intentionally Blank]

IN WITNES WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

KARMAN HOLDINGS INC.,
As the Borrower,

By:	/s/ Jon Rambeau
Name: Jon Rambeau
Title: Chief Executive Officer

OTHER LOAN PARTIES, SOLELY FOR PURPOSES OF SECTION 10 OF THE AMENDMEENT:

KARMAN PARENT LLC
KARMAN SPACE & DEFENSE LLC
METAL MACHINING LAND LLC
GCR TECHNOLOGIES, LLC

By:	/s/ Jon Rambeau
Name: Jon Rambeau
Title: Chief Executive Officer

KARMAN SPACE & DEFENSE ORANGE COUNTY, LLC
AMRO FABRICATING CORPORATION AMERICAN AUTOMATED ENGINEERING, INC.
SYSTIMA TECHNOLOGIES, INC.
RCS ROCKET MOTOR COMPONENTS, INC. KARMAN SPACE & DEFENSE GULFPORT, LLC
KARMAN SPACE & DEFENSE PHILADELPHIA, LLC
KARMAN SPACE & DEFENSE ARLINGTON, INC.
KARMAN SPACE & DEFENSE
WILSONVILLE, LLC (f/k/a Wolcott Design Services LLC)
METAL MACHINING LLC MTI PARTNERS, LLC

By:	/s/ Susan Bridgman
Name: Susan Bridgman
Title: Secretary

(Signature Page to Sixth Amendment to Credit Agreement)

CITIBANK, N.A., as Administrative Agent

By:	/s/ Carlos Bolanos
Name: Carlos Bolanos
Title: Senior Vice President

[Signature Page to Sixth Amendment to Credit Agreement]

CITIBANK, N.A., as a Sixth Amendment Incremental Term Lender

By:	/s/ Carlos Bolanos
Name: Carlos Bolanos
Title: Senior Vice President

[Signature Page to Sixth Amendment to Credit Agreement]

Schedule A

Sixth Amendment Incremental Term Loan Commitments

Sixth Amendment Incremental Term Lenders	Sixth Amendment Incremental Term Loan Commitments
CITIBANK, N.A.	$100,000,000.00

TOTAL	$100,000,000.00